FIRST AMENDMENT TO PERFORMANCE RESTRICTED STOCK AWARD AGREEMENT GRANTED TO CHRISTINE HARBISON UNDER THE MERCURY SYSTEMS, INC. 2018 STOCK INCENTIVE PLAN This First Amendment (“Amendment”), with respect to awards of performance-based restricted stock (“Restricted Stock”) previously granted by Mercury Systems, Inc. (the “Company”) to Christine Harbison (the “Grantee”) under the Mercury Systems, Inc. 2018 Stock Incentive Plan (the “Plan”), is dated as of January 11, 2024. WHEREAS, on March 15, 2023, the Company granted awards of Restricted Stock under the Plan to the Grantee, the terms of which are governed by an award agreement (the “Award Agreement”); and WHEREAS, the Company desires to amend the Award Agreement to provide for the prorated vesting, subject to actual performance, of the shares of Restricted Stock awarded thereunder in the event of the Grantee’s qualified termination of employment; and WHEREAS, capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them under the Award Agreement. NOW, THEREFORE, Mercury does hereby amend the Award Agreement as follows: 1. Prorated Vesting. If the Grantee’s employment is terminated in a manner that qualifies the Grantee for cash severance under any applicable agreement with the Company, and if the Grantee and the Company sign the Company’s standard form separation agreement and any affirmations thereto, then: (a) the number of shares of Restricted Stock underlying the Award Agreement shall be prorated (and rounded up or down to the nearest whole share) to reflect the portion of the three-year vesting period satisfied by the Grantee from the Grant Date through the date on which the Grantee’s employment is terminated (as adjusted, the “Prorated Shares”); (b) any shares of Restricted Stock previously issued under the Award Agreement in excess of the Prorated Shares shall automatically be forfeited to the Company; (c) Section 2(c) of the Award Agreement shall be not be given any force or effect; and (d) For purposes of Section 3(b) of the Award Agreement, the “third anniversary of the Grant Date” shall be deemed to mean the final day of the Company’s 2025 fiscal year. 2. Continuation of Award Agreement. Except as stated herein, the terms of the Award Agreement shall continue in full force and effect.

2 IN WITNESS WHEREOF, the Company has duly executed this Amendment as of the date first set forth above. MERCURY SYSTEMS, INC. By: Steve Ratner Title: Chief Human Resources Officer